World Funds Trust N-14

Exhibit 99.(11)(jj)

FORM OF OPINION

August ___, 2020

World Funds Trust

8730 Stony Point Parkway

Suite 205

Richmond, VA  23235

Re:	Registration Statement on Form N-14 Applied Finance Core Fund (the “Core Fund”), a series of World Funds Trust

Ladies and Gentlemen:

We have acted as counsel for World Funds Trust (the “Trust”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the transfer of all of the assets of the Applied Finance Dividend Fund (the “Acquired Fund”), a series of the Trust, to the Core Fund (the “Acquiring Fund”), also a series of the Trust, in exchange for the issuance of shares of beneficial interest of the Acquiring Fund, authorized without par value (the “Shares”), and the assumption of the Acquired Fund’s liabilities by the Acquiring Fund pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization and Termination (the “Agreement”) to be executed by the Trust, on behalf of the Acquiring Fund and the Trust, on behalf of the Acquired Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, drafts, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a draft of the Registration Statement; a draft of the Agreement; the Trust’s Agreement and Declaration of Trust; and the Trust’s By-Laws.  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Board of Trustees of the Trust (the “Trustees”); (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP  ●  John.Lively@Practus.com  ●  Practus.com

Based upon the foregoing, we are of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, as made effective by the Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom.  The opinion expressed herein is given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement, unless and until we revoke such consent.

Very truly yours,

ON BEHALF OF PRACTUS, LLP

2